UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

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Filed by a Party other than the Registrant ☐

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FORTRESS INTERNATIONAL GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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7226 Lee DeForest Drive, Suite 203
Columbia, Maryland 21046
(410) 423-7438

April 30, 2009
Dear Stockholder,

We cordially invite you to attend our 2009 Annual Meeting of Stockholders to be held at 10:00 a.m., Eastern Standard Time, on Friday, June 5, 2009, at our corporate offices at 7226 Lee DeForest Drive, Suite 203, Columbia, Maryland 21046. The attached notice of annual meeting and this proxy statement describe the business we will conduct at the annual meeting and provide information about us, that you should consider when you vote your shares.

At the annual meeting, three persons will be elected as Class I directors. In addition, we will ask stockholders to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2009. The Board of Directors recommends the approval of each of these proposals. Such other business will be transacted as may properly come before the annual meeting.

We hope you will be able to attend the annual meeting. Whether you plan to attend the annual meeting or not, it is important that your shares are represented. Therefore, when you have finished reading the proxy statement, you are urged to complete, sign, date and return the enclosed proxy card promptly in accordance with the instructions set forth on the card. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.

Sincerely,

Thomas P. Rosato
Chief Executive Officer

FORTRESS INTERNATIONAL GROUP, INC.
7226 Lee DeForest Drive, Suite 203
Columbia, Maryland 21046
(410) 423-7438

NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 5, 2009

To the Stockholders
of Fortress International Group, Inc.:

NOTICE IS HEREBY GIVEN that the 2009 annual meeting of Fortress International Group, Inc. will be held on June 5, 2009 (the “Annual Meeting”), for the following purposes:

1. To elect Messrs. Gerard J. Gallagher, Asa Hutchinson and David J. Mitchell, as three Class I directors to serve three-year terms expiring in 2012;

2. To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009; and

3. To transact such other business as may properly presented before the Annual Meeting and any adjournments or postponements thereof.

Only those holders of our common stock of record as of the close of business on April 29, 2009, are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. A list of stockholders of record will be available at the meeting and, during the 10 days prior to the meeting, at our offices 7226 Lee DeForest Drive, Suite 203, Columbia, Maryland 21046.

A total of 12,661,716 shares of our common stock were issued and outstanding as of that record date. Each share of our common stock entitles its holder to one vote. Cumulative voting of shares of common stock is not permitted.

All stockholders are cordially invited to attend the Annual Meeting. At least a majority of all issued and outstanding shares of common stock on the record date is required to constitute a quorum. Accordingly, whether you plan to attend the Annual Meeting or not, we ask that you complete, sign, date and return the enclosed proxy card as soon as possible in accordance with the instructions on the proxy card. A pre-addressed, postage prepaid return envelope is enclosed for your convenience.

BY ORDER OF THE BOARD OF DIRECTORS

Thomas P. Rosato
Chief Executive Officer

FORTRESS INTERNATIONAL GROUP, INC.
7226 Lee DeForest Drive, Suite 203
Columbia, Maryland 21046
(410) 423-7438

PROXY STATEMENT
2009 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Why Did You Send Me this Proxy Statement?

We sent you this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the 2009 Annual Meeting of Stockholders and any adjournments or postponements of the meeting to be held at 10:00 a.m., Eastern Standard Time, on Friday, June 5, 2009, at 7226 Lee DeForest Drive, Suite 203, Columbia, Maryland 21046. This proxy statement along with the accompanying Notice of Annual Meeting of Stockholders summarize the purposes of the meeting and the information you need to know to vote at the annual meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 5, 2009.  The proxy statement and annual report to security holders are available at http://www.cstproxy.com/thefigi/2009.

On or around April 30, 2009, we will begin sending this proxy statement, the attached notice of annual meeting and the enclosed proxy card to all stockholders entitled to vote at the meeting. Although not part of this proxy statement, we are also sending along with this proxy statement, our 2008 Annual Report to Stockholders, which includes our financial statements for the fiscal year ended December 31, 2008. You can also find a copy of this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2008 at http://www.cstproxy.com/thefigi/2009.

Who Can Vote?

Only stockholders who owned our common stock at the close of business on April 29, 2009 are entitled to vote at the annual meeting. On this record date, there were 12,661,716 shares of our common stock outstanding and entitled to vote. Our common stock is our only class of voting stock.

You do not need to attend the annual meeting to vote your shares. Shares represented by valid proxies, received in time for the meeting and not revoked prior to the meeting, will be voted at the meeting. A stockholder may revoke a proxy before the proxy is voted by providing a signed statement of revocation or a duly executed proxy card bearing a later date to us at 7226 Lee DeForest Drive, Suite 203, Columbia, Maryland 21046, Attention: Timothy C. Dec, Chief Financial Officer. Any stockholder who has executed a proxy card but attends the meeting in person may revoke the proxy and vote at the meeting.

How Many Votes Do I Have?

Each share of our common stock that you own entitles you to one vote.

How Do I Vote?

Whether you plan to attend the annual meeting or not, we urge you to vote by proxy. Voting by proxy will not affect your right to attend the annual meeting. If your shares are registered directly in your name through our stock transfer agent, Continental Stock Transfer & Trust Company, 17 Battery Place, New York, NY 10004, or you have stock certificates, you may vote:

•
By mail. Complete and mail the enclosed proxy card in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.

•	In person at the meeting. If you attend the annual meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

If your shares are held in “street name” (held in the name of a bank, broker or other nominee), you must provide the bank, broker or other nominee with instructions on how to vote your shares and can do so as follows:

•	By mail. You will receive instructions from your bank, broker or other nominee explaining how to vote your shares.

•
In person at the meeting. Contact the bank, broker or other nominee who holds your shares to obtain a broker’s proxy card and bring it with you to the meeting. You will not be able to vote at the meeting unless you have a proxy card from your broker.

How Does the Board of Directors Recommend That I Vote on the Proposals?

The Board of Directors recommends that you vote as follows:

•	“ FOR ” the election of Messrs. Gerard J. Gallagher, Asa Hutchinson and David J. Mitchell as Class I directors; and

•	“ FOR ” the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2009.

If any other matter is presented, the proxy card provides that your shares will be voted by the proxy holder listed on the proxy card in accordance with his or her best judgment. At the time this proxy statement was printed, we knew of no matters that needed to be acted on at the annual meeting, other than those discussed in this proxy statement.

May I Revoke My Proxy?

If you give us your proxy, you may revoke it at any time before the meeting. You may revoke your proxy in any one of the following ways:

•	signing a new proxy card and submitting it, as instructed above;

•
notifying us at 7226 Lee DeForest Drive, Suite 203, Columbia, Maryland 21046, Attention: Thomas P. Rosato, Chief Executive Officer, in writing before the annual meeting that you have revoked your proxy; or

•	attending the meeting in person and voting in person. Attending the meeting in person will not in and of itself revoke a previously submitted proxy, unless you specifically request it.

What if I Receive More Than One Proxy Card?

You may receive more than one proxy card or voting instruction form if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described under “How Do I Vote?” for each account to ensure that all of your shares are voted.

Will My Shares be Voted if I Do Not Return My Proxy Card?

If your shares are registered in your name or if you have stock certificates, your shares will not be voted if you do not return your proxy card by mail or vote at the meeting as described above under “How Do I Vote?”

If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above under “How Do I Vote?,” the bank, broker or other nominee has the authority to vote your unvoted shares on both Proposals 1 and 2, even if it does not receive instructions from you. We encourage you to provide voting instructions. This ensures your shares will be voted at the meeting in the manner you desire. If your bank, broker or other nominee cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your bank, broker or other nominee chooses not to vote on a matter for which it does have discretionary voting authority, this is referred to as a “broker non-vote.”

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Elect Three Class I Directors
The affirmative vote of a plurality of the shares of common stock cast by stockholders present in person or represented by proxy at the annual meeting is required to elect Messrs. Gerard J. Gallagher, Asa Hutchinson and David J. Mitchell, the nominees for election as Class I directors. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote for the election of directors. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name for the election of directors. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote.

Proposal 2: Ratify the Appointment of Independent Registered Public Accounting Firm
The affirmative vote of a majority of the votes present or represented by proxy and entitled to vote at the annual meeting is required to ratify the appointment of independent registered public accounting firm. Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to appoint our independent registered public accounting firm. However, if our stockholders do not ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2009, our Audit Committee of our Board of Directors will reconsider its appointment.

Is Voting Confidential?

We will keep all the proxies, ballots and voting tabulations private. We only let our Inspectors of Election, Continental Stock Transfer & Trust Company, examine these documents. Management will not know how you voted on a specific proposal unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make, on the proxy card or elsewhere.

What Are the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

What Constitutes a Quorum for the Meeting?

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock as of the record date is necessary to constitute a quorum at the meeting. Votes of stockholders of record who are present at the meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Attending the Annual Meeting

The annual meeting will be held at 10:00 a.m., Eastern Standard Time, on Friday, June 5, 2009, at our corporate offices at 7226 Lee DeForest Drive, Suite 203, Columbia, Maryland 21046. When you arrive at our offices, signs will direct you to the appropriate meeting rooms. You need not attend the annual meeting in order to vote.

Householding of Annual Disclosure Documents

In December 2000, the Securities and Exchange Commission adopted a rule concerning the delivery of annual disclosure documents. The rule allows us, or your broker, to send a single set of our annual report and proxy statement to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Each stockholder will continue to receive a separate proxy card or voting instruction card.

If your household received a single set of disclosure documents this year, but you would prefer to receive your own copy, please contact our transfer agent, Continental Stock Transfer & Trust Company by calling 212.509.4000 ext. 206, or by e-mail at cstmail@continentalstock.com.

If you do not wish to participate in “householding” and would like to receive your own set of our annual disclosure documents in future years, follow the instructions described below. Conversely, if you share an address with another stockholder and together both of you would like to receive only a single set of our annual disclosure documents, follow these instructions:

•           If your shares are registered in your own name, please contact our transfer agent, Continental Stock Transfer & Trust Company, and inform them of your request by calling them at 212.509.4000 ext. 206, or by e-mail at cstmail@continentalstock.com, or writing them at 17 Battery Place, New York, NY 10004.

•           If a broker or other nominee holds your shares, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 29, 2009 for (a) the executive officers named in the Summary Compensation Table on page 15 of this proxy statement, (b) each of our directors and director nominees, (c) all of our current directors and executive officers as a group, and (d) each stockholder known by us to own beneficially more than 5% of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. We deem shares of common stock that may be acquired by an individual or group within 60 days of April 29, 2009, pursuant to the exercise of options or warrants to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on  12,661,716 shares of common stock outstanding on April 29, 2009. Unless otherwise indicated, the address for each director and current executive officer is c/o Fortress International Group, Inc., 7226 Lee DeForest Drive, Suite 203, Columbia, Maryland 21046.

Directors and Executive Officers	Beneficially Owned	Ownership

C. Thomas McMillen (1)	575,000	4.5%
Harvey L. Weiss (2)	1,100,000	8.4%
Thomas P. Rosato (3)	2,692,906	20.8%
Timothy C. Dec (4)	105,000	*
Gerard J. Gallagher	1,360,516	10.7%
David J. Mitchell (5)	20,000	*
Donald L. Nickles (6)	240,000	1.9%
John Morton, III (7)	78,416	*
Asa Hutchinson (8)	225,000	1.8%
William L. Jews (9)	38,416	*
All directors and offices combined as a group (10 persons) (10)	6,435,254	48.0%

5% Stockholders

Hummingbird Management, LLC, Hummingbird Capital, LLC, and Hummingbird Concentrated Fund, LP (11)	1,593,944	12.5%
Paul D. Sonkin (12)	2,014,344	15.3%
Wellington Management Company, LLP (13)	1,185,406	9.1%
The Pinnacle Fund, L.P. (14)	924,663	7.3%
Robert I. Green (15)	1,735,000	12.1%
Norman H. Pessin and Sandra F. Pessin	836,340	6.6%

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.
(1)	Includes 575,000 shares held by Washington Capital Advisors, LLC, of which Mr. McMillen is the chief executive officer and the sole owner.
(2)	Includes 452,000 shares of common stock issuable upon the exercise of warrants held by Mr. Weiss.
(3)	Includes 294,870 shares of common stock issuable upon the exercise of warrants held by Mr. Rosato.
(4)	Includes 85,000 shares of restricted common stock which are subject to forfeiture.
(5)
Includes 6,666 shares of restricted common stock, the restrictions on which will lapse within 60 days of April 29, 2009, and 3,334 shares of unvested restricted common stock which are subject to forfeiture.

(6)
Includes 6,666 shares of restricted common stock, the restrictions on which will lapse within 60 days of April 29, 2009, and 3,334 shares of unvested restricted common stock which are subject to forfeiture.

(7)
Includes 12,805 shares of restricted common stock, the restrictions on which will lapse within 60 days of April 29, 2009, and 9,472 shares of unvested restricted common stock which are subject to forfeiture.

(8)
Includes 6,666 shares of restricted common stock, the restrictions on which will lapse within 60 days of April 29, 2009, and 3,334 shares of unvested restricted common stock which are subject to forfeiture.

(9)
Includes 12,805 shares of restricted common stock, the restrictions on which will lapse within 60 days of April 29, 2009, and 9,472 shares of unvested restricted common stock which are subject to forfeiture.

(10)
Includes 746,870 shares of common stock issuable upon the exercise of warrants, 45,608 shares of restricted common stock, the restrictions on which will lapse within 60 days of April 29, 2009, and 28,946 shares of unvested restricted common stock subject to forfeiture.

(11)
Derived from Form 4s filed on December 1, 2008 and December 8, 2008 jointly by Paul D. Sonkin, The Hummingbird Value Fund, L.P. (“HVF”), The Hummingbird Microcap Value Fund, L.P. (“Microcap Fund”), The Hummingbird Concentrated Fund, L.P. (“Concentrated Fund”), The Tarsier Nanocap Value Fund, L.P. (“Nanocap Fund”), Hummingbird Management, LLC (“Hummingbird”) and Hummingbird Capital, LLC (“Hummingbird Capital”). HVF, Microcap Fund, Concentrated Fund and Nanocap Fund are the beneficial owner of 379,567, 396,233, 721,644 and 1,500 shares of our common stock, respectively. Concentrated Fund is also the beneficial owner of an additional 95,000 shares of common stock issuable upon the exercise of warrants. Paul D. Sonkin is the managing member of (a) Hummingbird Capital, the general partner of HVF, Microcap Fund, Concentrated Fund and Nanocap Fund and (b) Hummingbird, the investment manager of HVF, Microcap Fund, Concentrated Fund and Nanocap Fund. Each of Paul D. Sonkin, Hummingbird Capital and Hummingbird may be deemed to beneficially own the securities owned by HVF, Microcap Fund, Concentrated Fund and Nanocap Fund. Each of Paul D. Sonkin, Hummingbird and Hummingbird Management disclaims beneficial ownership of the securities owned by Nanocap Fund, Microcap Fund or Concentrated Fund, except to the extent that each such party has an interest, if any, in any of these funds. The business address of Mr. Sonkin and the foregoing Hummingbird entities is 145 East 57th Street, 8th Floor, New York, New York 10022.

(12)
Includes 392,000 shares of common stock issuable upon the exercise of warrants held in Mr. Sonkin’s and Mrs. Sonkin's IRA accounts and an additional 28,400 shares of common stock issuable upon the exercise of warrants held in IRA accounts of various other parties for which Mr. Sonkin has dispositive power and for which Mr. Sonkin disclaims beneficial ownership. As the managing member and control person of Hummingbird, Mr. Sonkin may also be deemed to have the sole voting and investment authority over the shares beneficially owned by Hummingbird. Mr. Sonkin disclaims any beneficial ownership of such shares, except by pecuniary interest in the 392,000 warrants owned by him and his wife personally.

(13)
Derived from a Schedule 13G/A filed by Wellington Management Company, LLP (“Wellington”) on February 17, 2009. Wellington, in its capacity as an investment advisor, may be deemed to beneficially own 1,185,406 shares of common stock which are held of record by clients of Wellington. Those clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities. No such client is known to have such right or power with respect to more than five percent of Wellington’s common stock. Wellington has shared voting control over 822,706 shares of common stock and shared investment control over 1,185,406 shares of common stock. Wellington’s business address is 75 State Street, Boston, MA 02109.

(14)
Derived from a Schedule 13G/A filed jointly by The Pinnacle Fund, L.P. (Pinnacle) and Barry M. Kitt (collectively “Reporting Persons”) on February 6, 2009. Pinnacle Advisers, L.P. (“Advisers”) is the general partner of Pinnacle. Pinnacle Fund Management, LLC (“Management”) is the general partner of Advisers. Mr. Kitt is the sole member of Management. Mr. Kitt may be deemed to be the beneficial owner of the shares of common stock beneficially owned by Pinnacle. Mr. Kitt expressly disclaims beneficial ownership of all shares of common stock beneficially owned by Pinnacle. The principal business office of the reporting persons is 4965 Preston Park Blvd., Suite 240, Plano, TX 75093.

(15)
Derived from a Schedule 13D filed by Robert I. Green on January 26, 2007. Includes 1,735,000 shares of common stock issuable upon exercise of warrants beneficially owned by Mr. Green. Of such shares, 1,485,000 shares of common stock issuable upon the exercise of warrants are held by Starwood Group L.P. and 250,000 shares of common stock issuable upon the exercise of warrants are held by an individual retirement account for the benefit of Mr. Green. Mr. Green is the general partner of Starwood Group L.P. The business address of Mr. Green is 150 Bears Club Drive, Jupiter, Florida 33477.

(16)	Derived from a Schedule 13D filed by Norman H. Pessin and Sandra F. Pessin on January 6, 2009. Mr. and Ms. Pessin business address is 366 Madison Avenue, 14th Floor, New York 10017.

MANAGEMENT AND CORPORATE GOVERNANCE

The Board of Directors

Our Second Amended and Restated Certificate of Incorporation and Amended and Restated By-laws provide that our business is to be managed by or under the direction of our Board of Directors. Our Board of Directors is divided into three classes for purposes of election. One class is elected at each annual meeting of stockholders to serve for a three-year term. Our Board of Directors currently consists of nine members, classified into three classes as follows:

•	Messrs. Gerard J. Gallagher, Asa Hutchinson and David J. Mitchell constitute a class with a term ending at the 2009 annual meeting of stockholders;

•	Messrs. William L. Jews, Donald L. Nickles and Harvey L. Weiss constitute a class with a term ending at the 2010 annual meeting of stockholders; and

•	Messrs. John Morton, III, C. Thomas McMillen and Thomas P. Rosato constitute a class with a term ending at the 2011 annual meeting of stockholders.

Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.

On April 8, 2009, our Board of Directors voted to nominate Gerard J. Gallagher, Asa Hutchinson and David J. Mitchell for election at the 2009 annual meeting for a term of three years to serve until the 2012 annual meeting of stockholders, and until their respective successors have been elected and qualified, or until their earlier death, resignation or removal.

Set forth below are the names of the persons nominated as directors, and our current directors whose terms do not expire this year, their ages, their offices in the company, if any, their principal occupations or employment for the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold directorships.

Name	Age	Position with the Company
John Morton, III*(1)(3)	65	Chairman
Harvey L. Weiss	66	Vice-Chairman
C. Thomas McMillen*(4)	56	Vice-Chairman
Thomas P. Rosato(4)	57	Chief Executive Officer and Director
Gerard J. Gallagher	52	President, Chief Operating Officer and Director
Asa Hutchinson*(1)(2)(3)	58	Director
William L. Jews*(1)(3)	57	Director
David J. Mitchell*(1)(2)(3)(4)	47	Director
Donald L. Nickles*(2)	60	Director

* Non-employee director.
(1) Member of the Audit Committee
(2) Member of the Compensation Committee
(3) Member of the Special Committee
(4) Member of the Finance Committee

John Morton, III, age 65, has served as our Chairman since December 2008 and as a Director since January 2007. Prior to his election as a Director, Mr. Morton had served as a director of Broadwing Corp. from April 2006 until January 2007, when Broadwing Corp. was acquired by Level 3 Communications, Inc. Prior to that, Mr. Morton had served as President of Premier Bank, Bank of America until his retirement in September 2005 and was a member of Bank of America’s Management Operating Committee. From 1997 to 2001, Mr. Morton served as President of Mid-Atlantic Region, Bank of America. Prior to assuming the Regional President position, Mr. Morton was President of the Private Client Group from 1996 to 1997. From 1994 to 1996, he was Chairman, Chief Executive Officer and President of The Boatmen’s National Bank of St. Louis. From 1993 to 1994, he was Chief Executive Officer and President of Farm and House Financial Corporation. From 1990 to 1991, Mr. Morton served as Perpetual Financial Corporation’s Chairman, Chief Executive Officer and President. Mr. Morton was a member of the Executive Committee of the Federal City Council in Washington D.C. and a former Chairman of the Greater Baltimore Committee in Baltimore and currently serves as a member of the board of directors of Boston Private Financial Holdings, Barry-Wehmiller Companies and Dynamac International. In addition, Mr. Morton currently serves as the Chairman of the Maryland Stadium Authority. Mr. Morton holds a Bachelor of Science from the U.S. Naval Academy and a Master in Business Administration from Harvard University. He served in the U.S. Navy as a lieutenant aboard the nuclear submarine U.S.S. George Washington Carver.

Harvey L. Weiss, age 66, has served as our Vice-Chairman of the Board since December 2008 and prior to that he had served as Chairman of the Board from the closing of our acquisition of TSS/Vortech on January 19, 2007. From our inception through the closing of TSS/Vortech, Mr. Weiss had served as our Chief Executive Officer, President and a member of our Board. He has over 35 years of experience in the information technology and security market place. From 2002 to August 1, 2004, Mr. Weiss was the Chief Executive Officer and President of System Detection, Inc., a software security company. From 2000 to 2002, he served as President of Engineering Systems Solutions, Inc., a security and biometrics integration firm. During 1999, Mr. Weiss was the Chief Executive Officer and President of Global Integrity Corporation, a SAIC subsidiary specializing in information security and served as a Director until the company was sold in 2002. From 1996 to 1998, until sold to Network Associates, Inc, Mr. Weiss was President of the Commercial Division, Secretary and Director of Trusted Information Systems, Inc., a NASDAQ-listed security network company. Prior to that time, from 1994 to 1996, Mr. Weiss served as President of Public Sector Worldwide Division for Unisys Corporation. From 1991 to 1993, Mr. Weiss was the Vice President of Sales and the President and Chief Operating Officer of Thinking Machines Corporation, a massively parallel processing company. Prior to that time, he served in various senior capacities in Digital Equipment Corporation. Mr. Weiss serves on the Board of Forterra Systems, Inc., a simulation company, is a member of the Brookings Institution Council, and is a trustee of Capitol College. Mr. Weiss received a Bachelor of Science in Mathematics from the University of Pittsburgh.

C. Thomas McMillen, age 56, became our Vice Chairman of the Board of Directors upon the closing of our acquisition of TSS/Vortech on January 19, 2007. From our inception through the closing of the acquisition, Mr. McMillen had served as our Chairman of the Board. He has over 20 years of experience in government, finance and mergers and acquisitions. Mr. McMillen has also served, since August 2005, as the President, Chief Executive Officer and Chairman of the board of directors of Homeland Security Capital Corporation, a consolidator of homeland security companies that provides capital, management advice and investments for developing companies. Mr. McMillen co-founded Global Secure Corp., a homeland security company providing critical infrastructure services, in 2003, and served as its Chief Executive Officer until February 2004. From February 2004 until February 2005, Mr. McMillen served as a consultant to Global Secure Corp. In addition, from October 2004 through July 2005, he served as a Chairman of the Board of Global Defense Corporation, a development stage company focused on acquiring companies in critical infrastructure security. From December 2003 to February 2004, Mr. McMillen served as Vice Chairman and Director of Sky Capital Enterprises, Inc., a venture firm, and until February 2005 served as a consultant. From March 2003 to February 2004, Mr. McMillen served as Chairman of Sky Capital Holdings, Ltd, Sky Capital Enterprises’ London stock exchange-listed brokerage affiliate. Mr. McMillen has also been Chief Executive Officer of Washington Capital Advisors, LLC, a merchant bank and one of our stockholders, since 2003. Mr. McMillen has also been an independent consultant throughout his career. From 1994 through February 1999, Mr. McMillen served as the Founder, Chief Executive Officer and Director of NASDAQ-listed Complete Wellness Centers, Inc., a medical multi-disciplinary clinic management company. In addition, Mr. McMillen is the Co-Chairman of the board of directors and Co-Chief Executive Officer of Secure America Acquisition Corporation, a blank check company formed for the purpose of acquiring one or more domestic and international operating businesses in the homeland security industry, but not businesses that design, build or maintain mission-critical facilities. Mr. McMillen was appointed by President Clinton to Co-Chair the President’s Council on Physical Fitness and Sports from 1993 to 1997. From 1987 through 1993, he served three consecutive terms in the United States House of Representatives from the 4th Congressional District of Maryland. Prior to that, Mr. McMillen played 11 years in the National Basketball Association. Mr. McMillen received a Bachelor of Science in chemistry from the University of Maryland and a Bachelor of Arts and a Master of Arts from Oxford University as a Rhodes Scholar.

Thomas P. Rosato, age 57, became a Director and our Chief Executive Officer upon our acquisition of TSS/Vortech on January 19, 2007. Mr. Rosato has over 25 years of experience in mission-critical service businesses. Since 2002, he has served as the co-founder and chairman of TSS and the co-founder and chairman of Vortech. From 1998 to 2001, Mr. Rosato served as the President - Group Maintenance of America/Encompass Services Corporation, National Accounts Division. From 1995 to 1998, he served as the founder and President of Commercial Air, Power & Cable, Inc. From 1980 to 1995, he served in various capacities at Com-Site Enterprises, most recently as Chief Financial Officer and Chief Operating Officer. Mr. Rosato started his career in 1973 as a certified public accountant at Coopers & Lybrand. Mr. Rosato received a Bachelor of Science in Accounting from Temple University.

Gerard J. Gallagher, age 52, became a Director and our President and Chief Operating Officer upon our acquisition of TSS/Vortech on January 19, 2007. Mr. Gallagher has more than 25 years of experience in mission-critical fields. Since 2002, he has served as the co-founder and President of TSS and the co-founder and President of Vortech. From 1998 to 2001, Mr. Gallagher served as the President of the Total Site Solutions division of Encompass Services Corp. From 1997 to 1998, he served as the President of the Total Site Solutions division of Commercial Air, Power & Cable, Inc. From 1991 to 1997, he served as the Chief Facilities Operations and Security Officer of the International Monetary Fund. From 1980 to 1991, Mr. Gallagher served in various capacities at Com Site International, most recently as Senior Vice President of Engineering and Sales. Mr. Gallagher received a Bachelor of Science in Fire Science from the University of Maryland and a Bachelor of Science in Organizational Management (Summa Cum Laude) from Columbia Union College.

Asa Hutchinson, age 58, has served as a Director since January 2007. Prior to his election as a Director, Mr. Hutchinson had acted as our special advisor. Mr. Hutchinson was one of the original leaders of the Department of Homeland Security serving as Undersecretary for Border and Transportation Security for the first two years of the Department’s history. Mr. Hutchinson served three terms in the United States House of Representatives from the 3rd Congressional District of Arkansas (1997-2001) and as Administrator of the Drug Enforcement Administration (2001-2003). Since 2005, Mr. Hutchinson has been engaged in the homeland security law practice in Little Rock, Arkansas, and he is also a law partner in the firm of AH Law Group PLC. Mr. Hutchinson is also the principal of Hutchinson Group, a consulting firm that provides homeland security counsel for companies. Also, Mr. Hutchinson is a director of Secure America Acquisition Corporation, a blank check company formed for the purpose of acquiring one or more domestic and international operating businesses in the homeland security industry, but not businesses that design, build or maintain mission-critical facilities. Mr. Hutchinson received a Bachelor of Science from Bob Jones University and a Juris Doctor from the University of Arkansas School of Law.

William L. Jews, age 57, has served as a Director since April 24, 2007. Mr. Jews served as President and Chief Executive Officer of CareFirst, Inc., a health care insurer and the seventh largest Blue Cross Blue Shield Plan, from1993 to December 2006. During this period, Mr. Jews was also President and Chief Executive Officer of Blue Cross Blue Shield of Maryland and the Blue Cross and Blue Shield Plan of the National Capital area and Chief Executive Officer of the Delaware Blue Cross and Blue Shield Plan. From 1990 to 1993, Mr. Jews was President and Chief Executive Officer of Dimensions Health Corporation, a multi-faceted healthcare corporation based in Landover, Maryland. From 1979 to 1990, Mr. Jews was President and Chief Executive Officer of Liberty Medical Center, Inc., of Baltimore MD. Mr. Jews currently serves on the boards of The Ryland Group Inc., Camden Learning Corporation and Choice Hotels International. Mr. Jews received a Bachelor of Arts Degree from The Johns Hopkins University and a Master from Morgan State University.

David J. Mitchell, age 47, has served as a member of our Board of Directors since its inception and has over 25 years of investment, finance and mergers and acquisition experience.  Mr. Mitchell is President of Mitchell Holdings LLC, a New York-based merchant banking company he founded in January of 1991, and since June 2004, Managing Partner of Las Vegas Land Partners LLC, a real estate development firm.  From 1996 until the business was sold to American Express in August 1998, Mr. Mitchell was the Founder and Co-Chief Executive Officer of Americash LLC. Mr. Mitchell served as a Director of Kellstrom Industries from its inception until January 2002.  Mr. Mitchell served as a director of Centerpoint Corporation (including its predecessor companies) from October 1996 until January 2003.  Prior to 1991, Mr. Mitchell held various senior positions at New York Stock Exchange member firms. From 1988 to 1990, he was a Managing Director and Principal of Rodman & Renshaw, Inc., and from 1985 to 1988, he was a Managing Director of Laidlaw Adams & Peck, Inc. Previous to 1985, Mr. Mitchell was with Bear Stearns and Oppenheimer & Co.

Donald L. Nickles, age 60, has served as a Director since February 2005. Mr. Nickles currently serves as a member of the board of directors of Chesapeake Energy Corporation, Valero Energy Corporation and Washington Mutual Investors Fund. In 2005, after his retirement from the United States Senate, Senator Nickles founded and is currently Chairman and Chief Executive Officer of The Nickles Group, LLC, a consulting and business venture firm headquartered in Washington, D.C. Senator Nickles was elected to the United States Senate in 1980 where he represented the state of Oklahoma and held numerous leadership positions, including Assistant Republican Leader from 1996 to 2002 and Chairman of the Senate Budget Committee from 2003 to 2004. Senator Nickles also served on the Energy and Natural Resources Committee and the Finance Committee. While serving in the Unites States Senate, Senator Nickles was instrumental in several key areas of legislation including securing Senate passage of the Homeland Security Act of 2002, the legislation creating the Department of Homeland Security and the 2003 Tax Relief Act. Prior to his service in the United States Senate, Senator Nickles served in the Oklahoma State Senate from 1979 to 1980 and worked at Nickles Machine Corporation in Ponca City, Oklahoma, becoming Vice President and General Manager. Senator Nickles served in the National Guard from 1970 to 1976 and graduated from Oklahoma State University in 1971.

Our Board of Directors has reviewed the materiality of any relationship that each of our directors has with the company, either directly or indirectly. Based upon this review, our Board of Directors has determined that the following non-employee members of the Board of Directors are “independent directors” as defined by The NASDAQ Stock Market, LLC and has no relationship with us, except as a director and/or stockholder: David J. Mitchell, Donald L. Nickles, Asa Hutchinson, John Morton, III, and William L. Jews.

Committees of the Board of Directors and Meetings

Meeting Attendance

During the fiscal year ended December 31, 2008, our Board of Directors and the various committees of the Board of Directors held the following meetings:

Number of
Meetings

Board of Directors	7
Audit Committee	4
Compensation Committee	4
Special Committee	2
Finance Committee	1

Although we do not have any formal policy regarding director attendance at our annual meetings, we will attempt to schedule our annual meetings so that all of our directors can attend. The majority of our directors attended the 2008 annual meeting either in person or telephonically. During the fiscal year ended December 31, 2008, all of our directors attended at least 75% of the meetings of the Board of Directors and committees of the Board of Directors on which they served.

Audit Committee

Our Audit Committee currently has four members, William L. Jews (Chairman), Asa Hutchinson, David J. Mitchell and John Morton, III. Our Audit Committee’s role and responsibilities are set forth in a written charter and include the authority to retain and terminate the services of our independent registered public accounting firm, review annual financial statements, review quarterly financial statement, consider matters relating to accounting policy and internal controls and review the scope of annual audits.

All members of the Audit Committee satisfy the current independence standards promulgated by the Securities and Exchange Commission and The NASDAQ Stock Market, LLC, as such standards apply specifically to members of audit committees. The Board has determined that Mr. Jews is an “audit committee financial expert,” as the Securities and Exchange Commission has defined that term in Item 407 of Regulation S-K. Please also see the report of the Audit Committee set forth elsewhere in this proxy statement.

A copy of the Audit Committee’s written charter is publicly available on our website at www.thefigi.com.

Compensation Committee

Our Compensation Committee currently has three members, Donald L. Nickles (Chairman), Asa Hutchinson and David J. Mitchell. Our Compensation Committee reviews, approves and makes recommendations regarding our compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board of Directors are carried out and that such policies, practices and procedures contribute to our success. The Compensation Committee is responsible for the determination of the compensation of our Chief Executive Officer, President and Chief Operating Officer and Chief Financial Officer and conducts its decision-making process with respect to their compensation without the Chief Executive Officer, President and Chief Operating Officer and Chief Financial Officer present. All members of the Compensation Committee qualify as independent directors under the definition promulgated by The NASDAQ Stock Market, LLC. Please also see the report of the Compensation Committee set forth elsewhere in this proxy statement.

A copy of the Compensation Committee’s written charter is publicly available on our website at www.thefigi.com.

Special Committee

Our Special Committee currently has four members, John Morton, III (Chairman), David J. Mitchell, Asa Hutchinson and William L. Jews. Our Special Committee’s role and responsibility have been to review a potential related party transaction, which did not occur. All members of the Special Committee qualify as independent directors under the definition promulgated by The NASDAQ Stock Market, LLC.

Finance Committee

Our Finance Committee currently has three members, David J. Mitchell, C. Thomas McMillen and Thomas P. Rosato. Our Finance Committee’s role and responsibility have been to assist our Board of Directors in its oversight responsibilities by conducting analyses and making recommendations to the Board of Directors with respect to our financial affairs and policies, including financial planning, capital structure, capital raising and proposed acquisitions or mergers.  The Finance Committee will also conduct other related actions as delegated by the Board of  Directors from time to time.

Nominations for Directors

We do not currently have a standing Nominating Committee since our Board of Directors determined that Messrs. Mitchell, Nickles, Morton, Hutchinson and Jews, the independent members of the Board of Directors, adequately fulfill the obligations of a nominating committee without the need of incurring additional costs of committee meetings.

The Board of Directors considers recommendations of potential candidates from current directors, management and stockholders. Stockholders’ nominations for directors must be made in writing and include sufficient background information on the nominee to enable the Board of Directors to assess his or her qualifications. Nominations must be delivered to or mailed and received at our headquarters address listed below, and generally must be received no later than 60 days nor earlier than 90 days prior to the meeting. However, in the event that less than 75 days’ notice or prior public disclosure of the date of the meeting is to stockholders, notice by the stockholders to be timely must be received no later than the close of business on the fifteenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs.

Secretary of Fortress International Group, Inc.
7226 Lee DeForest Drive, Suite 203
Columbia, Maryland 21046

Stockholder Communications to the Board

Stockholders who wish to address questions regarding our business directly with the Board of Directors, or any individual director, should direct his or her questions in writing to the Chairman of the Board of Directors at 7226 Lee DeForest Drive, Suite 203, Columbia, Maryland 21046. Communications will be distributed to the Board of Directors, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of the Board of Directors may be excluded, such as:

•   junk mail and mass mailings,
•   resumes and other forms of job inquiries,
•   surveys, or
•   solicitations or advertisements.

In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, provided that any communication that is filtered out will be made available to any outside director upon request.

Executive Officers

Set forth below is information as of April 29, 2009 about our Chief Executive Officers, Timothy C. Dec, our only executive officer who is not also director. We have an employment agreement with Mr. Dec, a description of which is included elsewhere in this proxy statement.

Name	Age	Position

Timothy C. Dec	50	Chief Financial Officer

Timothy C. Dec, age 50, was appointed as Chief Financial Officer of the company, effective August 20, 2007. Prior to his appointment and since June 2006, Mr. Dec was the Chief Financial Officer of Presidio Networked Solutions Inc., the nation’s largest independent value-added solutions provider that offers a wide range of Cisco-centric network infrastructure and collaborative solutions. From 1999 until May 2006, Mr. Dec was Senior Vice President, Chief Accounting Officer & Treasurer of Broadwing Corporation, a NASDAQ listed telecommunications company. Broadwing Corp was acquired by Level 3 Inc in 2007. From 1997 to 1999, Mr. Dec was Director of Accounting and Administration for Thermo Trilogy Corporations, a subsidiary of AMEX listed Thermo Electron Company. Earlier in his career, Mr. Dec held finance and accounting related positions at North American Vaccine, Inc. an AMEX listed company engaged in the research, development and manufacturing of vaccines, privately held general contractor Clark Construction and Intertek Services International, LTD, a division of Inchcape Group, a multinational public company based in London, England. Mr. Dec holds a Bachelor of Science degree in Accounting from Mount Saint Mary’s University in Emmitsburg, Maryland, and a Masters of Business Administration from American University in Washington DC. He is a Certified Public Accountant.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

Our Compensation Committee has developed a comprehensive executive compensation program and philosophy with respect to our executive officers. In 2009, the Compensation Committee engaged a compensation consulting firm to assist in the development of a comprehensive executive compensation program and philosophy.

The Compensation Committee of our Board of Directors makes all decisions regarding the compensation of our executive officers, which decisions are subject to ratification by our Board of Directors. On March 7, 2007, we established a Compensation Committee which currently consists of Donald Nickles, Asa Hutchinson and David J. Mitchell. Our Board of Directors has determined that each of these directors is an “independent director” within the meaning of the rules of the NASDAQ Stock Market.

The Compensation Committee has the responsibility to:

•	review, modify and approve our overall compensation strategy;
•
recommend to the Board of Directors the compensation and terms of employment of our executive officers, including Thomas P. Rosato, our Chief Executive Officer, Gerard J. Gallagher, our President and Chief Operating Officer, and Timothy C. Dec, our Chief Financial Officer, and to evaluate their respective performance in light of relevant goals and objectives;

•	review and recommend to our Board of Directors the type and amount of compensation to be paid or awarded to the members of our Board of Directors;
•
recommend to our Board of Directors the adoption, amendment and termination of any bonus, equity and other deferred compensation plans, including the 2006 Omnibus Incentive Compensation Plan (the “Plan”);

•	determine appropriate insurance coverage for our executive officers and directors; and
•	review, discuss and assess its own performance at least annually.

General Compensation Philosophy

We recognize the importance of maintaining sound principles for the development and administration of our compensation and benefits programs. The overall compensation philosophy of our company is primarily driven by our business environment and our desire to align the interest of the employees with the interests of our company. It is also based on the principles of competitive and fair compensation, as well as our goal to attract, retain and motivate qualified employees.

The compensation and benefit plans are designed to enable us to meet our corporate goals and performance. The objectives of our compensation structure are to:

•	enable the company to attract, engage and retain key executives and employees critical to future success;
•	motivate and inspire employee behavior which fosters a high performance culture; and
•
support the overall business objectives and ensure that a significant component of the compensation opportunity will be related to factors that both directly and indirectly influence stockholder value.

We measure the success of our compensation plans on overall business performance and our ability to attract and retain key talent which, in turn, will minimize risk and optimize return for our stockholders.

To this end, the Compensation Committee affirms that the total compensation plan should consist of:

•	Annual salary. Designed to reward the core competence in the executive role relative to the skills, experience and contribution to our company.
•	Annual cash incentive/bonus awards. Designed to reward the executive for specific contributions to our company aligned to both corporate and individual objectives.

•	Long-term equity compensation. Designed to align the executives’ interests with those of the stockholders.
•	Certain other benefits, including retirement and welfare plans.

The use of the above components of our overall compensation plan enables us to reinforce our pay for performance philosophy and strengthen our ability to attract and retain high caliber and experienced executives. We believe that our combination of programs provides an appropriate mix of fixed and variable pay, balances short-term operational performance with longer-term stockholder value and facilitates effective executive recruitment and retention.

We will seek to target both short and long-term compensation levels competitively among a peer group of similar companies based on available survey data. The companies that will comprise our peer group to benchmark executive compensation levels against companies that have executive positions with responsibilities similar in breadth and scope to ours and have businesses which compete with us for executive talent.

Compensation Components

Base Salary

The salaries of our executive officers are the only non-variable element of our compensation and are reviewed on an annual basis. The salaries reflect each executive’s responsibilities, the importance and impact of the executive’s role, and the contribution each executive delivers to us. Salary revisions are based on an evaluation of the individual’s performance, as part of our Annual Performance Review process. Performance-related increases generally take effect as of April 1 of each year.

Bonuses

Our Compensation Committee will be responsible for establishing and implementing pre-established quantitative and qualitative performance standards for executive bonuses as well as guidelines and requirements for the distribution of such bonuses. To the extent that our employment agreements contain qualitative standards for discretionary bonuses, our Board of Directors intends to take the following steps to ensure direct correlation between executive compensation and performance:

•	initiate a practice of periodically reviewing the performance of all senior executives at Board of Directors meetings; and
•	establish annual reviews of compensation reports for the named executive officers.

Long-Term Equity Compensation

We believe that long-term incentive compensation, primarily in the form of restricted stock awards and restricted stock unit awards, ensures that our executive officers have an ongoing stake in the long-term success of the company, as well as giving our employees the opportunity to share in any appreciation in the value of our common stock. Under the Plan, stock options and stock appreciation rights may be granted; however, we currently have no plans or intentions of using these as a form of compensation.

The Compensation Committee supports the belief that equity participation aligns employees’ interests with those of the stockholders. However, we have not yet instituted stock ownership or retention guidelines for our executive officers.

Other Benefits

We provide a number of benefits as part of our overall remuneration package to all eligible employees including the named executive officers.

We operate a defined contribution retirement plan — a qualified 401(k) Plan which allows each of our employees to contribute up to the limits imposed by the Internal Revenue Code (US), on a pre-tax basis. We provided for matching payments up to 50% of the first six percent of employee’s contributions through August 26, 2008, following which matching payments were reduced to up to 50% of the first three percent of employee’s contributions.

We also provide other benefits such as medical, dental, life insurance and short and long-term disability coverage to each named executive officer, as well as to all of our full-time employees. In addition, we provide paid time off and other paid holidays to all employees, including our named executive officers, which we believe are in line with our peers in the industry.

Tax Considerations

The Compensation Committee’s compensation strategy is to be cost and tax effective. Therefore, the Compensation Committee’s policy is to preserve corporate tax deductions, while maintaining the flexibility to approve compensation arrangements that it deems to be in the best interests of our company and our stockholders, even if such arrangements do not always qualify for full tax deductibility.

Employment Agreements

Descriptions of the employment agreements with Messrs. Rosato, Gallagher, Dec and Weiss are set forth below. The initial terms and conditions of Messrs. Rosato’s and Gallagher’s employment agreements were negotiated between the sellers of TSS/Vortech as well as with such executives and the company as part of the negotiation of the overall terms and conditions of the acquisition. We expect that the Compensation Committee will, in connection with the development of a comprehensive executive compensation program and philosophy, recommend to our Board of Directors the compensation and terms of employment for our other executive officers whereupon we may enter into appropriate employment agreements with them.

Change in Control and Severance

As described below, the employment agreements of Messrs. Rosato, Gallagher, Dec and Weiss provide for severance benefits. We have not yet developed any comprehensive severance policies for our executive officers but expect to do so in connection with the development of our comprehensive executive compensation program and philosophy.

Role of Executive Officers in Executive Compensation

We expect that our Compensation Committee will approve and make recommendations to our Board of Directors with respect to the compensation for our executive officers, other than Mr. Rosato, with the advice of Mr. Rosato and/or one or more other executive officers designated by Mr. Rosato. We expect Mr. Rosato and any such other executive officers to play no role in the Compensation Committee’s determination of their respective compensation. However, to the extent we enter into employment agreements with our executive officers, such agreements would be subject to negotiation between us and the applicable executive officer.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of our Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, which appears elsewhere in this annual report, with our management. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our annual report.

Members of Fortress International Group, Inc. Compensation Committee:

Donald L. Nickles (Chairman)
Asa Hutchinson
David J. Mitchell

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table shows the total compensation paid or accrued during the last two fiscal years ended December 31, 2008 and 2007 to (1) our Chief Executive Officer, (2) our President and Chief Operating Officer, (3) our Chief Financial Officer, and (4) our Vice-Chairman, who is the next most compensated executive who earned more than $100,000 during the fiscal year ended December 31, 2008 (collectively, the “named executive officers”).

		Annual Compensation
Name and Principal Position(s)	Year	Salary	Bonus	Stock Awards (1)	All Other Compensation (2)	Total

Thomas P. Rosato
Chief Executive Officer	2008	$384,411	-	-	$147,172	$531,583
	2007	$401,665	-	-	$282,881	$684,546

Gerard J. Gallagher
President and Chief Operating Officer	2008	$386,047	-	-	$256,244	$642,291
	2007	$405,865	-	-	$277,505	$683,370

Timothy C. Dec (3)
Chief Financial Officer	2008	$208,834	$55,000	$136,439	$6,835	$407,108
	2007	$76,757	-	$33,278	$3,200	$113,235

Harvey L. Weiss
Vice-Chairman and former Chairman	2008	$144,561	-	-	$28,224	$172,785
	2007	$180,769	-	-	$34,091	$214,860

(1)
This column represents the dollar amount recognized as compensation expense for financial statement reporting purposes with respect to the referenced fiscal year for the fair value of restricted stock granted through that fiscal year. These values have been calculated in accordance with SFAS 123R using the closing price of our common stock on the grant date. Pursuant to SEC rules, the amounts shown exclude the effect of estimated forfeitures related to service-based vesting conditions. The amounts in this column reflect our accounting expense for these awards, and may not correspond to the actual value that will be recognized by the named executive officer. Mr. Timothy C. Dec was the only executive officer to receive a stock grant during the fiscal years ended December 31, 2008 and 2007, see “Grant of Plan-Based Awards” below.

(2)	See “All Other Compensation Table” below for additional information regarding the components of the amounts set forth in this column.

(3)	Mr. Dec’s employment commenced on August 20, 2007. Accordingly, compensation reflects the partial period from August 20, 2007 through December 31, 2007.

All Other Compensation Table

The following table shows the components of all other compensation with respect to our named executive officers.

	401(k)	Club	Rent	Automobile	Interest
	Match ($)(1)	Membership ($)(2)	Expense ($)(3)	Allowance ($)(4)	Payments ($)(5)	Other ( $)(6)	Total ($)
2008
Thomas P. Rosato	7,278	-	12,000	5,100	122,794	-	147,172
Gerald J. Gallagher	7,278	-	-	2,929	246,037	-	256,244
Timothy C. Dec	4,680	-	-	-	-	2,155	6,835
Harvey L. Weiss	4,224	-	24,000	-	-	-	28,224

2007
Thomas P. Rosato	7,654	4,645	33,000	19,248	218,334	-	282,881
Gerald J. Gallagher	7,750	16,407	-	16,636	234,247	2,466	277,505
Timothy C. Dec	-	-	-	3,200	-	-	3,200
Harvey L. Weiss	1,091	-	33,000	-		-	34,091

(1)
We offered employees a 401(k) matching contribution up to 50% of the first 6% of an employee’s compensation contributed to our 401(k) Plan through August 26, 2008, following which our matching contribution was reduced to up to 50% of the of the first three percent of employee’s contribution. These amounts reflect the company’s contributions to employees under the matching program.

(2)	We reimbursed club memberships not exclusively used for business entertainment. We ceased paying these reimbursements on May 8, 2008 and no such reimbursements were paid in 2008.

(3)
Per their respective employment agreements, Mr. Rosato and Mr. Weiss each received $3,000 per month for the reimbursement of the cost associated with separately maintaining their own office. We ceased paying these reimbursements on August 26, 2008.

(4)	Reflects reimbursement for automobile and associated costs not exclusively used for business.

(5)	Represents interest paid on our convertible, promissory notes issued to Mr. Rosato and Mr. Gallagher in conjunction with our purchase of TSS/Vortech. The notes bear interest at 6% per annum.

(6)
We paid premiums for a supplemental long-term disability policy on behalf of Mr. Gallagher in 2007. In accordance with his employment agreement, we paid premiums for a life insurance policy on behalf of Mr. Dec in 2008.

Grants of Plan-Based Awards

Timothy C. Dec was the only named executive officer that received an equity award under the Plan, during the fiscal year ended December 31, 2008.

		Stock Awards
			Grant Date
		Stock Awards Granted	Fair Value of Stock Awards
Name	Grant Date	(#)	($)

Timothy C. Dec	12/31/2008(1)	25,000	23,750
	12/31/2008(2)	15,000	14,250
(1)
The shares of restricted stock awarded will vest and become non-forfeitable on December 31, 2011 (thirty-six months following the date of grant) or upon change-in-control of the company. The market value of the stock award is determined by multiplying the number of awards times $0.95, or the closing stock price of our common stock on the grant date.

(2)
The restricted stock units are subject to restrictions and will vest upon attainment of a $3.00 per share closing price of the company’s common stock, par value $0.0001 per share, for twenty consecutive trading days, provided that Mr. Dec remains employed by the company through such vesting date. If the vesting condition is not met on or before December 31, 2010, the second anniversary of the date of grant, no units shall vest and the restricted stock unit awards shall terminate. In addition, the restricted stock units will be fully vested upon the occurrence of change-in-control of the company prior to December 31, 2010. The market value of the stock award is determined by multiplying the number of awards times $0.95, or the closing stock price of our common stock on the grant date.

Outstanding Equity Awards at 2008 Fiscal Year End

The following table provides information on the current holdings of restricted stock by Mr. Dec, who is the only named executive officer with outstanding equity awards. This table includes unvested restricted stock and the vesting schedule is footnoted accordingly.

			Market Value
		Number of	of Shares of
Name	Grant Date	Shares that Have not Vested (#)	Stock that Have Not Vested ($)(5)

Timothy C. Dec	12/31/2008(1)	25,000	23,750
	12/31/2008(2)	15,000	14,250
	9/7/2007(3)	40,000	38,000
	9/7/2007(4)	40,000	38,000

(1)	The shares of restricted stock awarded will vest and become non-forfeitable on December 31, 2011 (thirty-six months following the date of grant) or upon change-in-control of the company.

(2)
The restricted stock units are subject to restrictions and will vest upon attainment of a $3.00 per share closing price of the company’s common stock, par value $0.0001 per share, for twenty consecutive trading days, provided that Mr. Dec remains employed by the company through such vesting date. If the vesting condition is not met on or before December 31, 2010, the second anniversary of the date of grant, no units shall vest and the restricted stock unit awards shall terminate. In addition, the restricted stock units will be fully vested upon the occurrence of change-in-control of the company prior to December 31, 2010.

(3)	50% of the shares of restricted stock vested and became non-forfeitable on February 20, 2009 and the remaining 50% will vest and become non-forfeitable on August 20, 2010.

(4)	Shares vest based on specific performance targets established by the Board of Directors.

(5)
The market value of the stock awards is determined by multiplying the number of shares times $0.95, the closing price of our common stock on the NASDAQ Capital Market on December 31, 2008, the last day of our fiscal year.

Options Exercise and Stock Vested in 2008

As no restricted shares of common stock vested during 2008, the named executive officers acquired no shares during fiscal year 2008.

Pension Benefits

Our named executive officers did not participate in, or otherwise receive any benefits under, any pension or retirement plan sponsored by us during the fiscal year ended December 31, 2008.

Nonqualified Deferred Compensation

Our named executive officers did not earn any nonqualified deferred compensation benefits from us during the fiscal year ended December 31, 2008.

Employment Agreements

Employment Agreement with Thomas P. Rosato

On January 19 2007, we entered into an employment agreement with Thomas P. Rosato whereby Mr. Rosato agreed to serve as our Chief Executive Officer for a period of three years. Under the original terms of the employment agreement, Mr. Rosato’s base compensation is $425,000 per year (subject to a minimum annual increase of 5% per year), Mr. Rosato is eligible to receive an annual bonus of up to 50% of his then applicable base compensation (the amount of the bonus and the criteria for the bonus to be determined by the Board), and Mr. Rosato is eligible for the share performance bonus described below. In addition to base compensation and bonus eligibility, (i) we will pay the premiums on the life insurance policies, (ii) Mr. Rosato is entitled to an office allowance of $3,000 monthly, and (iii) Mr. Rosato is otherwise entitled to receive vacation, health insurance and other benefits as generally made available to our other executives.

Pursuant to the terms of the employment agreement, if we terminate Mr. Rosato’s employment for reasons other than “Cause” or Mr. Rosato terminates his employment for “Good Reason” (as those terms are defined in the employment agreement), Mr. Rosato is entitled to receive his base compensation as and when it would otherwise be payable if his employment had not been terminated (provided, however that if termination occurs during the last twelve months of Mr. Rosato’s employment, then Mr. Rosato shall be entitled to receive amounts equal to base compensation (as and on the terms otherwise payable) for twelve months from the date of termination).

Share performance bonus . Mr. Rosato was entitled to up to $5.0 million in additional shares of our common stock upon the achievement of certain share performance thresholds, however, the share performance bonus arrangement expired on July 13, 2008 and no shares were issued thereunder.

On May 8, 2008, our Compensation Committee approved the elimination of certain perquisites payments for club membership fees and car allowances paid to Mr. Rosato under his employment agreement. Simultaneously, and in connection with the elimination of these perquisites payments, the Compensation Committee approved an increase of $30,000 in the annual base salary of Mr. Rosato, representing the aggregate annual amount of the perquisite payments previously paid.

In addition, on August 26, 2008, we entered into an amendment to Mr. Rosato’s employment agreement. The amendment provides for a reduction of the current annual base salary payable under Mr. Rosato’s employment agreement, from $455,000 to $300,000, and for the elimination of the annual base salary increase for subsequent years. Furthermore, effective August 26, 2008, the monthly payment of $3,000 to which Mr. Rosato was entitled to under his employment agreement for office allowance ceased.

Employment Agreement with Gerard J. Gallagher

On January 19, 2007, we entered into an employment agreement with Gerard J. Gallagher whereby Mr. Gallagher agreed to serve as our President and Chief Operating Officer for a period of three years. Under the terms of the original employment agreement, Mr. Gallagher’s base compensation is $425,000 per year (subject to a minimum annual increase of 5% per year), Mr. Gallagher will be eligible to receive an annual bonus of up to 50% of his then applicable base compensation (the amount of the bonus and the criteria for the bonus to be determined by the Board), and Mr. Gallagher was entitled to up to $5.0 million in additional shares of our common stock upon the achievement of certain share performance thresholds, however, the share performance bonus arrangement expired on July 13, 2008 and no shares were issued thereunder. In addition to base compensation and eligibility for a bonus, (i) we pay the premiums on the life insurance policies, and (ii) Mr. Gallagher is otherwise entitled to receive vacation, health insurance and other benefits as generally made available to our other executives. Pursuant to the terms of the employment agreement, if we terminate Mr. Gallagher’s employment for reasons other than “Cause” or Mr. Gallagher terminates his employment for “Good Reason” (as those terms are defined in the employment agreement), Mr. Gallagher is entitled to receive his base compensation as and when it would otherwise be payable if his employment had not been terminated (provided, however that if termination occurs during the last twelve months of Mr. Gallagher’s employment, then Mr. Gallagher shall be entitled to receive amounts equal to base compensation (as and on the terms otherwise payable) for twelve months from the date of termination).

On May 8, 2008, our Compensation Committee approved the elimination of certain perquisites payments for club membership fees and car allowances paid to Mr. Gallagher under his employment agreement. Simultaneously, and in connection with the elimination of these perquisites payments, the Compensation Committee approved an increase of $30,000 in the annual base salary of Mr. Gallagher, representing the aggregate annual amount of the perquisite payments previously paid.

In addition, on August 26, 2008, we entered into an amendment to Mr. Gallagher’s employment agreement. The amendment provides for a reduction of the current annual base salary payable under the employment agreement, from $455,000 to $300,000, and for the elimination of the annual base salary increase for subsequent years.

Employment Agreement with Timothy C. Dec

On August 20, 2007, we entered into an employment agreement with Timothy C. Dec whereby Mr. Dec agreed to serve as our Chief Financial Officer and will be responsible for our finance, accounting and treasury functions for a period of three years. Under the terms of the employment agreement, Mr. Dec’s base compensation is $225,000 per year (subject to a minimum annual increase of 5% per year), and he is eligible to receive an annual bonus of up to 50% of his then applicable base compensation (the amount of the bonus and the criteria for the bonus to be determined by the Board of Directors). Mr. Dec received 40,000 shares of restricted common stock of which 50% of the shares vest 18 months from his commencement of employment date and the remainder vest 36 months from his commencement of employment date. An additional 40,000 common shares were granted to Mr. Dec and vest on achieving certain milestones set by the Board. In addition to base compensation, eligibility for a bonus, and equity compensation (i) we will pay the premiums on a life insurance policy, and (ii) Mr. Dec is otherwise entitled to receive vacation, health insurance and other benefits as generally made available to our other executives. Pursuant to the terms of the employment agreement, if we terminate Mr. Dec’s employment for reasons other than “Cause” or Mr. Dec terminates his employment for “Good Reason” (as those terms are defined in the employment agreement), Mr. Dec is entitled to receive his base compensation as and when it would otherwise be payable if his employment had not been terminated (provided, however that if termination occurs during the last twelve months of Mr. Dec’s employment, then Mr. Dec shall be entitled to receive amounts equal to base compensation (as and on the terms otherwise payable) for twelve months from the date of termination).

In addition, on August 26, 2008, we entered into an amendment to Mr. Dec’s employment agreement. The amendment provides for a decrease of $5,000 in the current annual base salary payable under the employment agreement.

Employment Agreement with Harvey L. Weiss

On January 19, 2007, we entered into an employment agreement with Harvey L. Weiss whereby Mr. Weiss agreed to serve as our chairman for a period of three years. Under the terms of the original employment agreement, Mr. Weiss’ base compensation is $200,000 per year (subject to a minimum annual increase of 5% per year) and Mr. Weiss is eligible to receive an annual bonus of up to 50% of his then applicable base compensation (the amount of the bonus and the criteria for the bonus to be determined by the Board of Directors). In addition to base compensation and eligibility for a bonus, (i) Mr. Weiss is entitled to a referral fee equal to 5% of the “Gross Profits” (as defined in the Employment Agreement) attributable to any client or customer (other than the federal government, or any agency or subdivision thereof) identified by Mr. Weiss to us or our subsidiaries, (ii) Mr. Weiss is entitled to an “office allowance” of $3,000 per month and (iii) Mr. Weiss is otherwise entitled to receive vacation, health insurance and other benefits as generally made available to our other executives. Pursuant to the terms of the employment agreement, if we terminates Mr. Weiss’ employment for reasons other than “Cause” or Mr. Weiss terminates his employment for “Good Reason” (as those terms are defined in the Employment Agreement), Mr. Weiss is entitled to receive his base compensation as and when it would otherwise be payable if his employment had not been terminated (provided, however that if termination occurs during the last twelve months of Mr. Weiss’ employment, then Mr. Weiss shall be entitled to receive amounts equal to base compensation (as and on the terms otherwise payable) for twelve months from the date of termination).

Since December 3, 2008, Mr. Weiss has been our Vice-Chairman of the Board of Directors.

On August 26, 2008, we entered into an amendment to Mr. Weiss’s employment agreement. The amendment provides for a reduction of the current annual base salary payable under the employment agreement, from $200,000 to $100,000, and for the elimination of the annual base salary increase for subsequent years. Furthermore, effective August 26, 2008, the monthly payment of $3,000 to which Mr. Weiss was entitled to under his employment agreement for office allowance ceased. The amendment also provides for a two-year extension of the employment period.

Executive 2008 Performance and Compensation Review

During 2008, our Compensation Committee completed its 2008 annual performance reviews for our executive officers, Chairman and Vice-Chairman of the Board of Directors consistent with terms of their respective employment or consulting agreements, as applicable. Per their respective agreements, the aforementioned individuals were entitled to a minimum 5% raise of their base salary and were eligible for annual bonuses up to 50% of their base salary. The Compensation Committee elected to leave their base salary unchanged during the first half of 2008, and agreed to reevaluate it in the second half of the 2008, resulting in the amendment of the employment agreements of each of our executive officers on August 26, 2008, as discussed above.  In December 2008, the Compensation Committee approved a fiscal year 2008 cash bonus of $55,000 to our Chief Financial Officer, Timothy C. Dec. Otherwise, no other bonuses were approved for any of our executive officers during fiscal years 2008 and 2007.

Potential Payments Upon Termination or Change-in-Control

Termination by the Company for reasons other than “Cause” or by the Executive for “Good Reason.”

Pursuant to terms of their respective employment agreements, if we terminate each of Mr. Rosato’s, Mr. Gallagher’s, Mr. Dec’s or Mr. Weiss’s employment for reasons other than “Cause” or the executive terminates his employment for “Good Reason” (as those terms are defined in their respective employment agreement), each of the named executive officers is entitled to severance and health care payments, as described in the following table. Additionally, per the terms of his restricted stock agreement, Mr. Dec is entitled to accelerated vesting of any unvested restricted stock outstanding at the date of termination.

			Restricted
	Severance ($)	Health Care ($)(4)	Stock and Restricted Stock Unit Awards($)	Total($)
Thomas P. Rosato (1)	315,616	10,642	-	326,258
Gerald J. Gallagher (1)	315,616	13,791	-	329,408
Timothy C. Dec (2)	220,000	13,791	114,000	347,791
Harvey L. Weiss (3)	400,000	10,642	-	410,642

(1)
Per their respective employment agreement, each of Mr. Rosato and Mr. Gallagher is entitled to receive base compensation as and when it would otherwise payable if his employment had not been terminated from the date of termination through January 19, 2010, the expiration date of the employment period. If the termination occurs during the last twelve months of their employment, then the executive shall be entitled to receive amounts equal to his base compensation (as and on terms otherwise payable) for twelve months from the date of termination.

(2)
Per his employment agreement, Mr. Dec is entitled to amounts equal to his base compensation (as and on terms otherwise payable) for 12 months from the date of termination. Mr. Dec’s restricted stock and restricted stock unit awards are valued at $0.95 per share based on our closing stock price at December 31, 2008.

(3)
Per his employment agreement, Mr. Weiss is entitled to receive base compensation as and when it would otherwise payable if his employment had not been terminated from the date of termination through the expiration date of the employment period. If the termination occurs during the last 24 months of his employment, then the executive shall be entitled to receive amounts equal to base compensation (as and on terms otherwise payable) for 24 months from the date of termination.

(4)
Per their respective employment agreements, each of Mr. Rosato, Mr. Gallagher, Mr. Dec and Mr. Weiss is entitled to the reimbursement of a portion of any elected COBRA coverage for twelve months from the date of termination. We will pay a percentage of the premium for such COBRA health coverage equal to the percentage of the premium for health insurance coverage paid by the company on the date of termination.

As defined in the Plan, any remaining restrictions on the restricted common stock will lapse immediately, upon the occurrence of a change of control of Fortress International Group, Inc.

Director Compensation

During 2008 fiscal year and until August 26, 2008, each of our non-employee directors, other than Mr. McMillen, received an annual retainer fee of $20,000 and $3,000 for each in-person Board of Directors meeting attended and $1,000 for each telephonic Board of Directors meeting attended. In addition, each member of the Audit Committee (except the chairman) shall receive $10,000 per year and the chairman of the Audit Committee shall receive $30,000 per year. Each member of the Compensation Committee (except the chairman) shall receive $5,000 per year and the chairman of the Compensation Committee shall receive $15,000 per year. Each member of the Special Committee shall receive $1,000 for each committee meeting attended. However, on August 26, 2008, our Board of Directors and Compensation Committee approved a reduction of 50% of all the aforementioned cash fees payable to our non-employee directors for their participation as members of the Board of Directors and its committees through 2009.

We also compensate our non-employee directors, other than Mr. McMillen, with restricted stock. The compensation policy provides such non-employee directors with an annual grant of 10,000 shares of restricted stock under our Plan to be granted on or about May 1 of each calendar year (unless the Board of Directors determines otherwise), and which vest over a two-year period with one-third of the shares vesting on the grant date, and each one-half of the balance of such shares vesting on the first and second anniversaries of the grant date, respectively.

In addition, each new members who joined the Board of Directors is entitled to receive a one-time grant of $100,000 worth of restricted stock under the Plan, based on the closing price on the grant date of our common stock on the NASDAQ Stock Market. Such shares will vest over a three-year period, with one-third of such shares vesting on each of the first, second and third anniversaries of the grant date. We had no new members who joined the Board of Directors in 2008.

On January 7, 2009, our Board of Directors issued, pursuant and subject to the Plan, an equity grant of an aggregate of 40,000 restricted stock awards and 20,000 restricted stock unit awards to John Morton, III, in connection with his appointment as the Chairman of the Board of Directors. In lieu of any cash compensation, the restricted stock awards issued to Mr. Morton for his role as the company’s Chairman of the Board of Directors in 2009 and will vest one month following the date of grant and will be fully vested upon the occurrence of change-in-control of the Company. The restricted stock unit awards issued to Mr. Morton will vest upon attainment of a $3.00 per share closing price of the Company’s common stock, par value $0.0001 per share, for twenty consecutive trading days, provided that Mr. Morton remains on the Board through such vesting date. If the vesting condition is not met on or before January 7, 2011, the second anniversary of the date of grant, no portion of the restricted stock units shall vest and the restricted stock units shall terminate. In addition, the restricted stock units will be fully vested upon the occurrence of change-in-control of the Company prior to January 7, 2011.

We also reimburse our directors for travel, lodging and other reasonable out-of-pocket expenses in connection with the attendance at Board, committees, and stockholder meetings, as well as for other reasonable expenses related to service on the Board. We also provide liability insurance for our directors and officers. American International Group and XL Insurance Company are the primary carriers. The annual cost of this coverage is approximately $0.2 million.

We do not maintain any pension, nonqualified defined contribution or other deferred compensation plans for our non-employee directors. The following table summarizes compensation earned by our non-employee directors during fiscal year 2008.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)

Asa Hutchinson	$46,500	$42,008	$-	$88,508
William L. Jews	41,500	75,342	-	116,842
C. Thomas McMillen (2)	-	-	161,538	161,538
David J. Mitchell	42,750	42,008	-	84,758
John Morton, III	66,500	75,342	-	141,842
Donald L. Nickles	45,500	42,008	-	87,508

(1)
This column represents the dollar amount recognized as compensation expenses for financial statement reporting purposes with respect to the referenced fiscal year for the fair value of restricted stock granted through that fiscal year. These values have been calculated in accordance with SFAS 123R using the closing price of our common stock on the grant date. Pursuant to SEC rules, the amounts shown exclude the effect of estimated forfeitures related to service-based vesting conditions. The amounts in this column reflect our accounting expense for these awards, and may not correspond to the actual value that will be recognized by the director.

(2)
Represents fees earned under the consulting agreement between us and the Washington Capital Advisors, LLC, which is principally owned and managed by Mr. McMillen. See description of the consulting agreement below under the caption “Related Party Transactions.”

The non-employee directors without a consulting agreement received the following equity awards under our Plan during fiscal year 2008.

		Stock Awards
		Restricted Stock	Grant Date
		Granted	Fair Value of Stock
Name	Grant Date	(#)(1)	($)

Asa Hutchinson	5/5/008	10,000	45,300
William L. Jews	5/5/008	10,000	45,300
David J. Mitchell	5/5/008	10,000	45,300
John Morton, III	5/5/008	10,000	45,300
Donald L. Nickles	5/5/008	10,000	45,300

(1)
These shares of restricted stock will vest and become non-forfeitable over a two-year period; one-third of the shares were vested and became non-forfeitable on the grant date, and each one-half of the balance will vest and become non-forfeitable on the first and second anniversaries of the grant date, respectively.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain aggregate information with respect to all of the company’s equity compensation plan in effect as of December 31, 2008.

	(a)	(b)	(c)

Plan category	Number of securities to be issued upon vesting of stock awards	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plan approved by security holders (1)	668,667	$2.49	617,168

(1)           This plan consist of: Fortress International Group, Inc. 2006 Omnibus Incentive Compensation Plan. There were 2,100,000 shares of common stock of the company available for issuance under the Plan, of which 617,168 remain available for issuance at December 31, 2008.

REPORT OF AUDIT COMMITTEE

The Audit Committee of the Board of Directors, which consists entirely of directors who meet the independence and experience requirements of The NASDAQ Stock Market, has furnished the following report:

The Audit Committee assists the Board of Directors in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee’s role and responsibilities are set forth in a charter adopted by the Board of Directors, which is available on our website at www.thefigi.com. This committee reviews and reassesses our charter annually and recommends any changes to the Board of Directors for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of our independent registered public accounting firm. In fulfilling its responsibilities for the financial statements for fiscal year ended December 31, 2008, the Audit Committee took the following actions:

•           Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2008 with management and Grant Thornton LLP, our independent registered public accounting firm;

•           Discussed with Grant Thornton LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, relating to the conduct of the audit; and

•           Received written disclosures and the letter from Grant Thornton LLP regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton LLP communications with the Audit Committee and the Audit Committee further discussed with Grant Thornton LLP their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and Grant Thornton LLP, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for filing with the SEC.

Members of the Audit Committee:

William L. Jews  (Chairman)
John Morton, III
David J. Mitchell
Asa Hutchinson

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our executive officers, directors and 10% stockholders are required under Section 16(a) of the Securities Exchange Act of 1934, as amended, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Copies of these reports must also be furnished to us.

Based solely on our review of copies of reports furnished to us, or written representations that no reports were required, we believe that during 2008 our executive officers, directors and 10% stockholders complied with all filing requirements of Section 16(a) in a timely manner, except that (i) five reports, covering an aggregate of 68 transactions, were filed late by Paul D. Sonkin and Hummingbird, (ii) two reports, covering an aggregate of two transactions, were filed late by Asa Hutchinson, and (iii) one report, covering one transaction, was filed late by each of Messrs. Donald L. Nickles, Williams L. Jews and David J. Mitchell and John Morton, III.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Convertible Note Repayment

On August 29, 2007, we, acting upon approval of our disinterested directors and approved by our Audit Committee, entered into a prepayment agreement (the “Agreement”) with Thomas P. Rosato, our Chief Executive Officer and a member of our Board, to revise the repayment terms of the $5,000,000 Convertible Promissory Note, dated January 19, 2007, issued to Mr. Rosato us (the “Rosato Note”), as consideration in connection with our acquisition of TSS/Vortech. Pursuant to the Agreement, we paid down a portion of the Rosato Note in the amount of $2,000,000 as a prepayment of the Rosato Note and Mr. Rosato agreed that such prepayment retired $2,500,000 of the Rosato Note. In addition, pursuant to a 10b5-1 Plan with a designated broker in accordance with the conditions of Rule 10b-18 of the Securities Exchange Act of 1934, as amended, Mr. Rosato used the $2,000,000 of funds received from us to purchase 273,398 shares of our publicly traded common stock at a weighted average price of $5.96 per share and warrants to purchase an additional 294,870 shares of common stock at weighted average cost of $1.31 per warrant.

On August 26, 2008, we issued 333,333 and 133,333 shares of our common stock to Thomas P. Rosato and Gerard J. Gallagher, respectively, in connection with the election by Messrs. Rosato and Gallagher to convert $2,500,000 and $1,000,000, respectively, of the outstanding principal under their convertible promissory notes dated January 19, 2007 (each, the “Promissory Note”) issued to Messrs. Rosato and Gallagher by us as consideration in connection with the acquisition of TSS/Vortech. Pursuant to the terms of the Promissory Notes, the Promissory Notes were exercised at a conversion price of $7.50 per share. In addition, Mr. Gallagher also agreed to postpone any principal and interest payments payable to him under his remaining $4,000,000 Promissory Note until March, 2010, with such interest to be accrued to the outstanding principal. The notes are convertible at any time by the selling members at a conversion price of $7.50 per share and are automatically convertible if the average closing price of our common stock for 20 consecutive trading days equals or exceeds $7.50 per share.

Prior Share Issuances

On March 9, 2005, we issued 1,750,000 shares of our common stock to the individuals set forth below for $25,000 in cash, at an average purchase price of approximately $0.014 per share, as follows:

Name	Number of Shares
Washington Capital Advisors, LLC	575,000
Harvey L. Weiss	575,000
David J. Mitchell	150,000
Donald L. Nickles	200,000
Asa Hutchinson	200,000
Paladin Homeland Security Fund, L.P.	24,765
Paladin Homeland Security Fund, L.P.	15,926
Paladin Homeland Security Fund, L.P.	5,553
Paladin Homeland Security Fund, L.P.	3,756

All of the shares of our common stock outstanding prior to our initial public offering (“initial shares”) and held by the above stockholders (“initial stockholders”) were placed in escrow with Continental Transfer & Trust Company, as escrow agent.  All of these shares were released from escrow in the first quarter of 2009.

Registration Rights. The holders of the majority of the initial shares are entitled to make up to two demands that we register the initial shares. The holders of the majority of the initial shares may elect to exercise these registration rights at any time after the date on which the initial shares are released from escrow, which, except in limited circumstances, is not before July 13, 2008. In addition, the initial stockholders have certain “piggyback” registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements. On October 10, 2008, we filed a registration statement on Form S-3 for the resale of the initial shares, pursuant to a demand of the holders of the initial shares.

Consulting Agreement with C. Thomas McMillen

On January 19, 2007, we entered into a consulting agreement with Washington Capital Advisors, of which Mr. C. Thomas McMillen , our vice chairman and a director, is the principal equity owner and officer, pursuant to which Washington Capital Advisors is engaged to serve as a consultant for a period of three years. Under the terms of the Consulting Agreement, Washington Capital Advisors provides advisory services relating to strategic, financial, marketing and business development matters and will also provide mergers and acquisitions assistance. The base compensation to Washington Capital Advisors is $200,000 per year (subject to a minimum annual increase of 5% per year) and Washington Capital Advisors is eligible to receive an annual bonus of up to 50% of its then applicable base compensation (the amount of the bonus and the criteria for the bonus to be determined by the Board). In addition to base compensation and eligibility for a bonus, Washington Capital Advisors is entitled to a referral fee equal to 5% of the “Gross Profits” (as defined in the Consulting Agreement) attributable to any client or customer (other than the federal government, or any agency or subdivision thereof) identified by Washington Capital Advisors to us or any of our subsidiaries. Pursuant to the terms of the Consulting Agreement, if we terminate the Consulting Agreement for reasons other than “Cause” or Washington Capital Advisors terminates the Consulting Agreement for “Good Reason” (as those terms are defined in the Consulting Agreement), Washington Capital Advisors is entitled to receive its base compensation as and when it would otherwise be payable if the Consulting Agreement had not been terminated (provided, however that if termination occurs during the last twelve months of the Consulting Agreement, then Washington Capital Advisors shall be entitled to receive amounts equal to base compensation (as and on the terms otherwise payable) for twelve months from the date of termination). During the fiscal year ended December 31, 2007, $200,000 was paid pursuant to this agreement. In addition, on August 26, 2008, we entered into an amendment to the Consulting Agreement pursuant to which the annual base fee payable under the consulting agreement will be reduced from $200,000 to $100,000 and we will not be obligated to pay a minimum base fee increase for subsequent years. In addition, on September 9, 2008 the Consulting Agreement was further amended to clarify that the Consultant Agreement shall be in effect until the consultant fees payable under the original Consulting Agreement are paid in full.

Related Party Transactions

Our Audit Committee in accordance with its written charter reviews and approves in advance all related party transactions greater than $25,000 and follows a pre-approved process for contracts with related party for less than $25,000.

We participate in transactions with the following entities affiliated through common ownership and management. The Audit Committee of the Board reviewed and approved in advance all of these related party transactions in accordance with its written charter.

S3 Integration LLC S3 Integration LLC (S3 Integration) is owned 15% each by the our Chief Executive Officer and President. S3 Integration provides commercial security systems design and installation services as a subcontractor to us.

Chesapeake Systems, LLC (Chesapeake Systems) is 9% owned and significantly indebted to our Chief Executive Officer. Chesapeake Systems is a manufacturers’ representative and distributor of mechanical and electrical equipment and purchased certain assets of Chesapeake Tower Systems, Inc. in February 2007.

Chesapeake Mission Critical, LLC (Chesapeake MC) is 9% owned each by our Chief Executive Officer and President. Additionally, it is significantly indebted to our Chief Executive Officer. Chesapeake MC is a manufacturers’ representative and distributor of electrical equipment and purchased certain assets of Chesapeake Tower Systems, Inc. in February 2007.

CTS Services, LLC (CTS) is 9% owned by the our Chief Executive Officer and was 5% owned by our former Treasurer until the sale of his interest on December 31, 2008. CTS is a mechanical contractor that acts as a subcontractor to us for certain projects. In addition, CTS utilizes us as a subcontractor on projects as needed.

L.H. Cranston Acquisition Group, Inc. At December 31, 2008, L.H. Cranston Acquisition Group, Inc. (Cranston) is 25% owned by our Chief Executive Officer. Cranston is a mechanical, electrical and plumbing contractor that acts, directly or through its Subsidiary L.H. Cranston and Sons, Inc., as subcontractor to us on a project-by-project basis. On February 28, 2009, our Chief Executive Officer sold his 25% interest in Cranston.

Telco P&C, LLC Telco P&C, LLC is 55% owned by our Chief Executive Officer. Telco P&C is a specialty electrical installation company that acts as a subcontractor to us. We have also acted as a subcontractor to Telco as needed.

Automotive Technologies, Inc. Automotive Technologies, Inc. is 60% owned by our Chief Executive Officer and provides vehicle maintenance and repair services to us.

TPR Group Re Three, LLC As of November 1, 2006, TPR Group Re Three, LLC (TPR Group Re Three) is owned 50% each by our Chief Executive Officer and President. TPR Group Re Three leases office space to us under the terms of a real property lease to TSS/Vortech. We had an independent valuation, which determined the lease to be at fair value.

The following table sets forth transactions that we have entered into with the above related parties for the year ended December 31, 2008.  It should be noted that revenue represents amounts earned on contracts with related parties under which we provide services; and cost of revenue represents costs incurred in connection with related parties which provide services to us on contracts for our customers. Accordingly, a direct relationship to the revenue and cost of revenue information below by our company should not be expected.

For the Year Ended December 31,
2008
Revenue
CTS Services, LLC	$201,902
Chesapeake Systems, LLC	2,410
Chesapeake Mission Critical, LLC	93,385
S3 Integration, LLC	7,667
Total	$305,364
Cost of Revenue
CTS Services, LLC	$2,944,485
Chesapeake Systems, LLC	147,931
Chesapeake Mission Critical, LLC	105,516
S3 Integration, LLC	203,735
LH Cranston & Sons, Inc.	111,950
Telco P&C, LLC	383,268
Total	$3,896,885
Selling, general and administrative
Office rent paid on Chesapeake sublease agreement	$257,825
Office rent paid to TPR Group Re Three, LLC	394,440
Vehicle repairs to Automotive Technologies, Inc.	-
Total	$652,265

The following table sets forth transactions we entered into with the above related parties during the fiscal year ended December 31, 2008. It should be noted that revenue represents amounts earned on contracts with related parties under which we provide services; and cost of revenue represents costs incurred in connection with related parties which provide services to us on contracts for our customers. Accordingly, a direct relationship to the revenue and cost of revenue information below should not be expected.

December 31,
2008
Accounts receivable/(payable):
CTS Services, LLC	$50,437
CTS Services, LLC	(584,460)
Chesapeake Mission Critical, LLC	15,900
Telco P&C, LLC	(21,154)
LH Cranston & Sons, Inc.	(67,455)
S3 Integration, LLC	(53,630)
Total Accounts receivable	66,337
Total Accounts (payable)	$(726,699)

PROPOSALS TO BE VOTED UPON BY STOCKHOLDERS

ELECTION OF DIRECTORS

(Notice Item 1)

On April 8, 2009, our Board of Directors voted to nominate Gerard J. Gallagher, Asa Hutchinson and David J. Mitchell, for election at the 2009 annual meeting of stockholders for a term of three years to serve until the 2012 annual meeting of stockholders, and until their respective successors have been elected and qualified, or until their earlier death, resignation or removal.

The Board of Directors currently consists of nine members, classified into three classes as follows:

•	Messrs. Gerard J. Gallagher, Asa Hutchinson and David J. Mitchell constitute a class with a term ending at the 2009 annual meeting of stockholders; and

•	Messrs. William L. Jews, Donald L. Nickles and Harvey L. Weiss constitute a class with a term ending at the 2010 annual meeting of stockholders.

•	Messrs. John Morton, III, C. Thomas McMillen and Thomas P. Rosato constitute a class with a term ending at the 2011 annual meeting of stockholders; and

At each Annual Meeting of Stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.

The Board of Directors has voted to nominate Messrs. Gerard J. Gallagher, Asa Hutchinson and David J. Mitchell for election at the 2009 Annual Meeting for a term of three years to serve until the 2012 Annual Meeting of Stockholders, and until their respective successors are elected and qualified, or until their earlier death, resignation or removal. The Class II directors, Messrs. William L. Jews, Donald L. Nickles and Harvey L. Weiss and the Class III directors, Messrs. John Morton, III, C. Thomas McMillen and Thomas P. Rosato will serve until the Annual Meetings of Stockholders to be held in 2010 and 2011, respectively, and until their respective successors have been elected and qualified, or until their earlier death, resignation or removal.

Unless authority to vote for any of these nominees is withheld, the shares represented by the enclosed proxy will be voted FOR the election as directors of Messrs. Gerard J. Gallagher, Asa Hutchinson and David J. Mitchell. In the event that either nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in his place. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

A plurality of the shares voted affirmatively at the annual meeting is required to elect each nominee as a director.

THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF MESSRS. GERARD J. GALLAGHER, ASA HUTCHINSON AND DAVID J. MITCHELL, AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Notice Item 2)

The Audit Committee has appointed Grant Thornton LLP (“Grant Thornton”), independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2009. The Board proposes that the stockholders ratify the appointment. Grant Thornton audited our financial statements for the fiscal years ended December 31, 2007 and 2008. We expect that representatives of Grant Thornton will be present at the meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

The following table presents fees for professional audit services rendered by Grant Thornton for the audit of our annual financial statements for the years ended December 31, 2007 and 2008, respectively, and fees billed for other services rendered by Grant Thornton during those periods.

Audit and Non-Audit Fees

	2007	2008
Audit fees	$240,150	$315,352
Audit-related fees	49,275	61,270
Tax fees	-	1,822
Total	$289,425	$378,444

Audit Fees

Audit fees consisted of professional services rendered by Grant Thornton for the audit of the annual consolidated financial statements included in our Annual Report on Form 10-K, for the reviews of the consolidated quarterly financial statements included in our Forms 10-Q and assistance and review of such documents filed with the SEC.

Audit-Related Fees

Audit-related fees consisted principally of fees for professional services associated with the audits in connection with acquisitions. In 2007 and 2008, we paid Grant Thornton $49,275 and $61,270, respectively, in connection with opening balance sheet audits and other related work for our acquisitions and our 401(k) Plan.

Tax Fees

Tax fees consisted of professional services provided associated with tax compliance, tax planning and tax advice. We have paid zero and $1,822 to our principal auditor for tax compliance or consultation in 2007 and 2008, respectively.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-audit Services of Independent Registered Public Accounting Firm

Consistent with policies of the Securities and Exchange Commission regarding auditor independence, the Audit Committee has responsibility, pursuant to its written charter, for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the audit committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. The Audit Committee’s policy is to approve all audit and non-audit services provided by our independent registered public accounting firm prior to the commencement of the services using a combination of pre-approvals for certain engagements up to predetermined dollar thresholds in accordance with the pre-approval policy and specific approvals for certain engagements on a case-by-case basis. The Audit Committee has delegated authority to the committee’s chairman to pre-approve between committee meetings those services that have not already been pre-approved by the committee. The chairman of the Audit Committee is required to report any such pre-approval decisions to the full committee at its next scheduled meeting.

Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

In the event the stockholders do not ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm, the Audit Committee will reconsider its appointment.

The affirmative vote of a majority of the shares present or represented and entitled to vote at the 2008 Annual Meeting is required to ratify the appointment of the independent registered public accounting firm.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO RATIFY THE SELECTION OF GRANT THORNTON LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

CODE OF CONDUCT AND ETHICS

We have adopted a code of ethics that applies to all of our employees, including our chief executive officer and chief financial and accounting officers. The text of the code of conduct and ethics is posted on our website at www.thefigi.com. The code of ethics is also available to stockholders, without charge, upon request in writing to our Secretary at 7226 Lee DeForest Drive, Suite 203, Columbia, Maryland 21046. Disclosure regarding any amendments to, or waivers from, provisions of the code of ethics that apply to our directors, principal executive and financial officers will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver.

OTHER MATTERS

The Board of Directors knows of no other business which will be presented to the annual meeting. If any other business is properly brought before the annual meeting, proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

STOCKHOLDER PROPOSALS

Proposals of shareholders intended for inclusion in the proxy statement to be furnished to all shareholders entitled to vote at our next annual meeting must be received at our principal executive offices no later than February 5, 2010, provided, however, that in the event that we hold our 2010 Annual Meeting of stockholders more than 30 days before or after the one-year anniversary date of the 2009 Annual Meeting of Stockholders, we will disclose the new deadline by which shareholders proposals must be received in our Quarterly Report on Form 10-Q. In addition, shareholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended. In accordance with our Amended and Restated By-laws, to be considered for inclusion in the proxy statement relating to our Annual Meeting of Stockholders to be held in 2009, stockholder proposals must be delivered to or mailed and received at our principal executive offices not less than 60 days nor more than 90 days prior to the meeting; provided , however , that in the event that less than 75 days’ notice or prior public disclosure of the date of the meeting is given or made to the stockholders, notice by the stockholder to be timely must be so received no later than the close of business on the fifteenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Proposals received after that date will not be voted on at the annual meeting. If a proposal is received before that date, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should be marked for the attention of Chief Executive Officer, Fortress International Group, Inc., 7226 Lee DeForest Drive, Suite 203, Columbia, Maryland 21046.

COLUMBIA, MARYLAND
April 30, 2009

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (other than exhibits thereto) filed with the SEC, which provides additional information about us, is available on the Internet at www.thefigi.com and is available in printed copy to beneficial owners of our common stock without charge upon written request to Thomas P. Rosato, Chief Executive Officer, Fortress International Group, Inc., 7226 Lee DeForest Drive, Suite 203, Columbia, Maryland 21046. Exhibits will be provided upon written request and payment of an appropriate processing fee.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSALS.

Please mark you votes like this ☒

The Board of Directors recommends a vote for proposals 1 and 2.

1. Election of three class I directors
   Nominees: (1) Gerard J. Gallagher
   (2) Asa Hutchinson
   (3) David J. Mitchell

FOR ALL ☐ WITHHOLD ALL ☐ FOR ALL NOMINEES EXCEPT:

☐ Gerard J. Gallagher
☐ Asa Hutchinson
☐ David J. Mitchell

FOR	AGAINST	ABSTAIN
☐	☐	☐

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature____________________ Signature____________________ Date __________, 2009

Please sign exactly as your name appears on this Proxy Card. When shares are held by joint owners, each of the joint owners should sign. When signing as attorney, executor, administrator, trustee or other fiduciary, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in the full partnership name by an authorized person. If a limited liability company, please sign in full name of limited liability company by an authorized person.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FORTRESS INTERNATIONAL GROUP, INC.

Annual Meeting of Stockholders – June 5, 2009

The undersigned hereby appoints Thomas P. Rosato and Timothy C. Dec, or either of them, as attorney and proxy of the undersigned, with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Fortress International Group, Inc., a Delaware corporation, to be held at the company's principal offices at 7226 Lee DeForest Drive, Columbia, Maryland 21046, at 10:00 A.M., Eastern Standard Time, on Friday, June 5, 2009 and at any adjournments thereof, and to vote all shares of common stock of the company registered in the name of the undersigned, with all the powers which the undersigned would have if personally present at such meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSALS. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE MEETING. PLEASE SIGN AND RETURN THIS PROXY CARD PROMPTLY.
No postage is required if returned in the enclosed envelope and mailed in the Unites States.

(Continued, and to be marked, dated and signed on the reverse side)